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                                                                    EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 7 to the Registration Statement (Form S-3, No. 333-110160) and related Prospectus of AtheroGenics, Inc. for the registration of $100,000,000 4 1/2% Convertible Notes due 2008 and 6,518,905 shares of its common stock and to the incorporation by reference therein of our reports dated March 16, 2005, with respect to the financial statements of AtheroGenics, Inc., AtheroGenics, Inc. management's assessment of the effectiveness of internal controls over financial reporting, and the effectiveness of internal control over financial reporting of AtheroGenics, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP


Atlanta, Georgia
July 13, 2005